Exhibit 24.3
POWER OF ATTORNEY
     I, the undersigned director of AEI, hereby, constitutes and appoints James A. Hughes, Laura C. Fulton and Emilio Vicens, with full powers of substitution and resubstitution my true and lawful attorney, with full powers to sign for me, in my name and in the capacity indicated below, any and all amendments to the Registration Statement on Form F-1 (File No. 333-161420) filed with the Securities and Exchange Commission on August 18, 2009 (including posteffective amendments), and any registration statement filed pursuant to Rule 462(h) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of equity securities of AEI, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, his full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this Power of Attorney.
     IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of the date below.

Signature	Title	Date

/s/ Julian Green	Director	October 1, 2009

Julian Green